UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective January 4, 2016, the Board of Directors (“Board”) of LifeVantage Corporation (the “Company”) increased the number of authorized directors from five to seven and appointed Darren Jensen and Dave Toole as members of the Board to fill the newly created vacancies. Mr. Jensen and Mr. Toole have not been appointed to any committees of the Board. The Company’s January 8, 2016, press release announcing the appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Jensen has served as the Company’s President and Chief Executive Officer since May 2015. Mr. Jensen will not receive any additional compensation for his service as a director.

Mr. Toole, age 60, is a supply chain, digital media and video expert, and has been the chief executive officer of MediaMobz, a private company that enables brands to increase their capacity to create video centric digital media that drives business results, since 2008. Mr. Toole is also currently the chief executive officer of Outhink Media, an emerging media incubator, which position he has held since 2001. Prior to Outhink Media, Mr. Toole spent 21 years at GaSonics International, a semiconductor capital equipment company, where he worked in various positions, including finally as chief executive officer from 1993 to 2001. As chief executive officer at GaSonics, Mr. Toole led that company’s initial public offering in 1994 and the sale of the company to Novellus Systems in 2001. Mr. Toole began his career at Advance Micro Devices, a manufacturer of early computer chips, where he was a production supervisor from 1976 to 1979. Mr. Toole received his Bachelor of Arts degree in Business from the University of California, Santa Barbara.

Mr. Toole will receive the Company’s standard compensation for non-employee directors, which consists of a $5,000 monthly retainer. In addition, Mr. Toole will receive an initial equity award on the one year anniversary of joining our Board, for that number of shares of our common stock determined as follows: $150,000 divided by the “average stock price” and rounded down to the nearest whole share, with the “average stock price” calculated by averaging the closing prices of a share of our common stock on the last trading day of the month for each of the 12 months prior to the one year anniversary of Mr. Toole joining the Board, which award will be fully vested.

Mr. Jensen and Mr. Toole each entered into the Company’s standard Form of Director and Officer Indemnification Agreement filed herewith as Exhibit 10.1 in connection with their appointments as members of the Board.

There are no arrangements or understandings between either Mr. Jensen or Mr. Toole and any other persons pursuant to which Mr. Jensen and Mr. Toole were appointed as members of the Board. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Jensen or Mr. Toole or any of their immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form of Director and Officer Indemnification Agreement
99.1	Press Release issued January 8, 2016, announcing the appointment of Darren Jensen and Dave Toole as members of the Company’s Board of Directors

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2016	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President Legal Affairs